EXHIBIT 4.2


                         MULLER DATA CORPORATION
                            395 HUDSON STREET
                     NEW YORK, NEW YORK  10014-3622
                             (212) 807-3800

                              May 20, 1998



Ranson & Associates, Inc.
250 North Rock Road, Suite 150
Wichita, Kansas  67206


     Re:      RANSON UNIT INVESTMENT TRUST SERIES 69
              Consisting of:  Insured Corporate Series 12
                              U.S. Treasury Portfolio Series 20
                              GNMA Portfolio Series 10
                              GNMA Portfolio Series 11

Gentlemen:

     We have examined the Registration Statement No. 333-52521 for the referenced Trust and acknowledge that Muller Data Corporation is currently acting as the evaluator for the Ranson Unit Investment Trust Series 69. Subsequently, we hereby consent to the reference of Muller Data Corporation as Trust evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                    Sincerely,


                                    MULLER DATA CORPORATION


                                    By:         RON VALINOTI
                                       ------------------------------
                                           Senior Vice President

Acknowledged and Agreed:

RANSON & ASSOCIATES, INC.


By:      ROBIN K. PINKERTON
   ---------------------------
         Robin K. Pinkerton